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                                                      EXHIBIT 5.1

                             LAW FIRM
              SCHNADER HARRISON SEGAL & LEWIS LLP
                1225 EYE STREET, N.W., SUITE 600
                  WASHINGTON, D.C. 20005-3914

                          202-216-4300
                    TELECOPIER 202-775-8741

                           May 18, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.   20549

Ladies and Gentlemen:

     A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register shares of common stock, par value $.001 per share (the "Shares"),of Scan-Graphics, Inc.(the "Company") which may from time to time be offered by the Company in connection with its 1992 Long-Term Incentive Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     We have acted as counsel to the Company in connection with the Registration Statement. In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Certificate of Incorporation, its By-Laws, and minutes of directors' meetings, and such other documents (including the Plan) which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth.

     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, it is our opinion that the Shares that will be issued under the Plan have been duly authorized and, when issued pursuant to, and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,

                                   /s/ SCHNADER HARRISON SEGAL
                                        & LEWIS LLP